UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2011

URBAN OUTFITTERS, INC.

(Exact name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St, Philadelphia, PA		19112-1495
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 31, 2011, Urban Outfitters, Inc. (the “Company”) executed an amendment to its line of credit facility (the “Line”) with Wells Fargo Bank, National Association. The Line is an $80.0 million revolving credit facility with an accordion feature allowing an increase to $175.0 million at the Company’s discretion. The Line has a term of three years from April 25, 2011. The amendment revises certain financial covenants and also joins certain subsidiaries of the Company as additional borrowers and guarantors, and releases certain others.

Item 9.01.	Financial Statements and Exhibits

10.1	Amendment No. 5 to Amended and Restated Credit Agreement dated October 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: November 4, 2011	By:	/s/ Glen T. Senk
Glen T. Senk
Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1	Amendment No. 5 to Amended and Restated Credit Agreement dated October 31, 2011.